UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D. C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15 (d) of

the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported) June 24, 2015

HORMEL FOODS CORPORATION

(Exact name of registrant as specified in its charter)

Delaware	1-2402	41-0319970
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification Number)

1 Hormel Place

Austin, MN 55912

(Address of Principal Executive Office)

Registrant’s telephone number, including area code: (507) 437-5611

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Section 2 — FINANCIAL INFORMATION

Item 2.03 Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant

On June 24, 2015, Hormel Foods Corporation (the Company) entered into a $400,000,000 unsecured 5 year revolving credit facility and a $300,000,000 18 month term loan facility for a combined $700,000,000 facility.  The credit facility will be used to refinance existing indebtedness and for working capital and other general corporate purposes, including funding of the Applegate Farms, LLC acquisition and other acquisition funding.  This agreement amends and restates the Company’s existing $300,000,000 credit facility that was entered into on May 25, 2010 and amended on November 22, 2011.

Wells Fargo Bank, National Association is acting as the Administrative Agent for the credit facility and term loan facility, and the lenders receive a fee for the availability of the line of credit provided in the credit facility.  Interest on funds borrowed under the facility and term loan facility will be charged at one of two variable rate formulas to be selected by the Company at the time of borrowing.

A copy of the agreement is attached hereto as Exhibit 99.

Section 9 — FINANCIAL STATEMENTS AND EXHIBITS

Item 9.01 Financial Statements and Exhibits

(d)       Exhibits furnished pursuant to Item 2.03

99                      U.S. $700,000,000 Amended and Restated Credit Agreement, dated as of June 24, 2015, between the Company, Wells Fargo Bank, National Association, as Administrative Agent, and the lenders identified on the signature pages thereof

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this Report to be signed on its behalf by the undersigned hereunto duly authorized.

HORMEL FOODS CORPORATION
(Registrant)

Dated:	June 24, 2015	By	/s/ JEFFREY M. ETTINGER
JEFFREY M. ETTINGER
Chairman of the Board, President
and Chief Executive Officer

Dated:	June 24, 2015	By	/s/ BRIAN D. JOHNSON
BRIAN D. JOHNSON
Vice President
and Corporate Secretary